Exhibit 4

AGIOS PHARMACEUTICALS, INC.

SERIES C-1 CONVERTIBLE PREFERRED STOCK AND

SERIES C-2 CONVERTIBLE PREFERRED STOCK

PURCHASE AGREEMENT

Dated as of November 16, 2011

6.7 Governing Law	17
6.8 Notices	17
6.9 Complete Agreement	17
6.10 Amendments and Waivers	18
6.11 Pronouns	18
6.12 Counterparts; Facsimile Signatures	18
6.13 Section Headings and References	18
6.14 Massachusetts Business Trust	18
6.15 No Promotion	19

EXHIBITS:

Exhibit A –	List of Purchasers and Shares Purchased

Exhibit B –	Legal Opinion

Exhibit C –	Third Amended and Restated Certificate of Incorporation

Exhibit D –	Second Amended and Restated Investor Rights Agreement

Exhibit E –	Second Amended and Restated Stockholders’ Voting Agreement

Exhibit F –	Second Amended and Restated Right of First Refusal and Co-Sale Agreement

Exhibit G –	Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreement

-ii-

AGIOS PHARMACEUTICALS, INC.

SERIES C-1 CONVERTIBLE PREFERRED AND SERIES C-2 CONVERTIBLE

PREFERRED STOCK PURCHASE AGREEMENT

This Agreement (“Agreement”) dated as of November 16, 2011 is entered into by and among Agios Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A hereto (the “Purchasers”).

WHEREAS, the Company has authorized the sale and issuance of up to an aggregate of 15,882,389 shares (the “Shares”) of Series C Preferred (as defined below), consisting of 7,395,829 shares of Series C-1 Preferred (as defined below) and 8,486,560 shares of Series C-2 Preferred (as defined below);

WHEREAS, each Purchaser severally and not jointly desire to purchase the Shares on the terms and conditions set forth herein; and

WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein.

Now, therefore, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Authorization; Sale of Shares.

1.1 Authorization. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 7,395,829 shares of Series C-1 Convertible Preferred Stock, $0.001 par value per share (the “Series C-1 Preferred”), and 8,486,560 shares of Series C-2 Convertible Preferred Stock, $0.001 par value per share (the “Series C-2 Preferred” and together with the Series C-1 Preferred, the “Series C Preferred”) in each case, having the rights, privileges, preferences and restrictions set forth in the Third Amended and Restated Certificate of Incorporation attached hereto as Exhibit C (the “Restated Certificate”). The Company has, or before the Closing will have, adopted and filed the Restated Certificate with the Secretary of State of the State of Delaware.

1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase, the number of shares of Series C-1 Preferred or Series C-2 Preferred, as the case may be, set forth opposite such Purchaser’s name on Exhibit A for the purchase price of $4.9111 per share of Series C Preferred (the “Purchase Price”). The Company’s agreement with each Purchaser is a separate agreement, and the sale of Shares to each Purchaser is a separate sale, and the obligations of the Purchasers are several and not joint.

1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for product development and other general corporate purposes.

2. Closing. Subject to the terms and conditions of this Agreement, the closing (the “Closing”) of the sale and purchase of the Shares set forth opposite each Purchaser’s name on Exhibit A under the heading “Closing” shall take place at the offices of WilmerHale, 850 Winter Street, Waltham, MA 02451 (or remotely via the exchange of documents and signatures) on the date of this Agreement (the “Closing Date”). At the Closing:

(a) the Company shall deliver to the Purchasers the Disclosure Schedule (as defined in Section 3);

(b) the Company, the Purchasers and the other parties thereto shall execute and deliver the Second Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit D (the “Investor Rights Agreement”);

(c) the Company, the Purchasers and the other parties thereto shall execute and deliver the Second Amended and Restated Stockholders’ Voting Agreement in the form attached hereto as Exhibit E (the “Voting Agreement”);

(d) the Company, the Purchasers and the other parties thereto shall execute and deliver the Second Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit F (the “Co-Sale Agreement”);

(e) the Company shall deliver to the Purchasers certificates, as of the most recent practicable dates, (i) as to the valid corporate existence and good standing of the Company issued by the Secretary of State of the State of Delaware and (ii) as to the due qualification and good standing of the Company as a foreign corporation issued by the Secretary of the Commonwealth of Massachusetts;

(f) the Company shall deliver to the Purchasers the Certificate of Incorporation of the Company, as amended and in effect as of the Closing Date (including the Restated Certificate), certified by the Secretary of State of the State of Delaware;

(g) the Company shall deliver to the Purchasers a Certificate of the Secretary of the Company attesting as to (i) the By-laws of the Company; (ii) the signatures and titles of the officers of the Company executing this Agreement or any of the other agreements to be executed and delivered by the Company at the Closing; and (iii) resolutions of the Board of Directors and stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby;

(h) WilmerHale, counsel for the Company, shall deliver to the Purchasers an opinion, dated the Closing Date, in substantially the form attached hereto as Exhibit B;

(i) the Company shall deliver (or shall have delivered) to each of the Purchasers a certificate for the number and type of Shares set forth opposite such Purchaser’s name on Exhibit A, registered in the name of such Purchaser; and

(j) each Purchaser shall pay to the Company, by wire transfer of immediately available funds or other method acceptable to the Company, the Purchase Price for the Shares being purchased.

3. Representations of the Company. Except as disclosed by the Company in a written Disclosure Schedule provided by the Company to the Purchasers dated the date hereof (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the Company hereby represents and warrants to each Purchaser that the statements contained in this Section 3 are complete and accurate as of the date of this Agreement. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Disclosure Schedule shall only qualify other sections and subsections in this Section 3 to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Closing pursuant to Section 2 (the “Ancillary Agreements”) and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts and in every other jurisdiction in which the failure so to qualify would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a “Company Material Adverse Effect”). The Company has furnished to the Purchasers complete and accurate copies of its Certificate of Incorporation and By-laws, each as amended to date and presently in effect. The Company has at all times complied with all provisions of its Certificate of Incorporation and By-laws and is not in default under, or in violation of, any such provision.

3.2 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

3.3 Capitalization.

(a) The authorized capital stock of the Company (immediately prior to the Closing) consists of (i) 75,000,000 shares of Common Stock, of which 9,570,094 shares are issued and outstanding and no shares are held in the treasury of the Company, and (ii) 54,261,829 shares of Preferred Stock, $0.001 par value per share, of which (A) 33,188,889 shares have been designated as Series A Convertible Preferred Stock, all of which are issued and outstanding, (B) 5,190,551 shares have been designated as Series B Convertible Preferred Stock, all of which are issued and outstanding, (C) 7,395,829 shares have been designated as Series C-1 Preferred, none of which are issued or outstanding, and 8,486,560 shares have been designated as Series C-2 Preferred, none of which are issued or outstanding.

(b) The Disclosure Schedule includes a complete and accurate list, as of the date of this Agreement, of the holders of capital stock of the Company, showing the number of shares of capital stock, and the class or series of such shares, held by each stockholder and (for shares other than Common Stock) the number of shares of Common Stock (if any) into which such shares are convertible, both immediately prior to and immediately following the Closing. The Disclosure Schedule also indicates all outstanding shares of Common Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right, indicating the name of the applicable stockholder, the vesting schedule (including any acceleration provisions with respect thereto), and the repurchase price payable by the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. All outstanding shares of Common Stock and all shares of the Common Stock underlying outstanding Company Stock Options (as defined below) are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(c) The Disclosure Schedule includes a complete and accurate list, as of the date of this Agreement and after giving effect to the Closing of: (i) all stock option plans and other stock or equity-related plans of the Company (the “Company Stock Plans”), indicating for each Company Stock Plan the number of shares of Common Stock issued to date under such Plan, the number of shares subject to outstanding options under such Plan and the number of shares reserved for future issuance under such Plan; (ii) all holders of outstanding options to purchase shares of Common Stock (“Company Stock Options”), indicating with respect to each Company Stock Option the Company Stock Plan under which it was granted, the number of shares of Common Stock subject to such Company Stock Option, the exercise price, the date of grant and the vesting schedule (including any acceleration provisions with respect thereto); and (iii) all holders of warrants or other rights (other than Company Stock Options and convertible preferred stock) to purchase or acquire shares of capital stock of the Company (“Company Warrants”), indicating with respect to each Company Warrant the agreement or other document under which it was granted, the number of shares of capital stock, and the class or series of such shares, subject to such Company Warrant, the exercise price, the date of issuance and the expiration date thereof. The Company has furnished to the Purchasers complete and accurate copies of all Company Stock Plans, forms of all stock option agreements evidencing Company Stock Options and all Company Warrants. All of the shares of capital stock of the Company subject to Company Stock Options and Company Warrants will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid and nonassessable. None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Company Stock Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Certificate of Incorporation, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(d) Except as set forth in this Section 3.3 or the Disclosure Schedule, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

(e) Except for the Ancillary Agreements, there is no agreement, written or oral, between the Company and any holders of its securities, or, to the best of the Company’s knowledge, among any holder of its securities, relating to the sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights), registration under the Securities Act of 1933, as amended (the “Securities Act”), or voting, of the capital stock of the Company.

3.4 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares of Series C Preferred, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares of Series C Preferred, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions imposed or created under this Agreement or the Ancillary Agreements, by applicable law, or by the Purchaser.

3.5 Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Ancillary Agreements when executed at the Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and the compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, (c) result in the imposition of any Security Interest upon any assets of the Company or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law).

3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a “Governmental Entity”) is required on the part of the Company in connection with the offer, issuance, sale and delivery of the Shares, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares of Series C Preferred or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, all of which filings are specified in the Disclosure Schedule. Based on the representations made by each of the Purchasers in Section 5 of this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable federal and state securities laws.

3.7 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company’s knowledge, any basis therefor or threat thereof, against the Company, which questions the validity of this Agreement, the Ancillary Agreements or the right of the Company to enter into any such agreements, or which might result, either individually or in the aggregate, in a Company Material Adverse Effect. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company’s knowledge, any basis therefor or threat thereof, against the Company, or any of its employees by reason of the past employment relationships of any of the employees, the proposed activities of the Company, or negotiations by the Company with possible investors in the Company. The Company is not subject to any outstanding judgment, order or decree.

3.8 Material Liabilities. The Company has delivered to the Purchasers its unaudited financial statements as of and for the nine months-ended September 30, 2011 (the “Balance Sheet Date”) and audited financial statements as of and for the year-ended December 31, 2010 (the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the Balance Sheet Date in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.9 Absence of Changes. Since the Balance Sheet Date, there has not been:

(a) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(b) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(c) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(d) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(e) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(f) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(g) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(h) any arrangement or commitment by the Company to do any of the things described in this Section 3.9; or

(i) any other event or development that, individually or in the aggregate, has had, or would reasonably be expected to result in, a Company Material Adverse Effect.

3.10 Taxes.

(a) For purposes of this Agreement: (i) “Tax” or “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any other Governmental Entity, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof; and (ii) “Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes and any amendment thereof.

(b) The Company has timely filed or obtained presently effective extensions with respect to all Tax Returns that are or were required to be filed by it, such Tax Returns are complete and accurate in all material respects and all Taxes shown thereon to be due have been timely paid. All Taxes that the Company is or was required by law to have withheld or collected have been duly withheld or collected and, to the extent required, have been timely paid to the proper Governmental Entity. The Tax Returns of the Company have not been audited by any Governmental Entity, and no controversy with respect to Taxes is pending or, to the best of the Company’s knowledge, threatened. Neither the Company nor any of its stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company be taxed as an S corporation.

(c) The Company is not now and has never been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the Treasury Regulations thereunder.

3.11 Property and Assets. The Company has good title to, or a valid leasehold interest in, all of its material properties and assets, and none of such properties or assets is subject to any Security Interest other than those the material terms of which are described in the Disclosure Schedule. The Company does not own any real property.

3.12 Intellectual Property.

(a) The Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company. Except as otherwise indicated on the Disclosure Schedule, none of the rights, patents, applications, marks or registrations listed on the Disclosure Schedule are abandoned or expired.

(b) The Company owns or has the right to use all Intellectual Property necessary for its business as currently conducted and as currently proposed to be conducted. The Company has not received any communications alleging that the Company has violated, is violating, or by the conduct of its business as presently proposed would violate, any Intellectual Property rights of any other person or entity. There are no pending or, to the Company’s knowledge, threatened claims against the Company alleging that the operations of the Company or the products currently under development infringe or violate (or in the past infringed or violated) any Intellectual Property rights of others or constitutes a misappropriation of (or in the past constituted a misappropriation of) any subject matter of any Intellectual Property rights of others.

(c) The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property (as defined below), and to maintain in confidence all trade secrets and confidential information, that it owns or uses. No other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in the Disclosure Schedule), and, to the best of the Company’s knowledge, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. Each employee has assigned to the Company all intellectual property rights he or she owns that have been developed during such employee’s employment with the Company and that are related to the Company’s business as now conducted and as presently proposed to be conducted. Each consultant has assigned to the Company all intellectual property rights he or she has developed, solely or jointly with others, in connection with his or her work for the Company. Except as indicated on the Disclosure Schedule, all inventors of the patents and patent applications listed on the Disclosure Schedule have executed assignments directly or indirectly assigning their rights in the inventions to the Company, and all such assignments have been recorded in the U.S. Patent and Trademark Office. Further, except as indicated on the Disclosure Schedule, and to the extent required by national or local law and in a format required by national or local law, all assignments have been submitted for patent applications filed in patent offices outside the United States in a timely fashion.

(d) The Disclosure Schedule identifies each license or other agreement pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property. Except as described in the Disclosure Schedule, the Company has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Company Intellectual Property.

(e) The Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to “shrink wrap” or “click through” licenses).

(f) The Company is unaware of any facts that would reasonably be expected to give rise to a specific claim that any pending patent application, if issued in its current form, would be held unenforceable.

(g) To the knowledge of the Company, the conduct of its business as presently conducted and as proposed to be conducted does not infringe the Intellectual Property Rights of any other person or entity.

(h) The Company is not in material breach of any license relating to the Company Intellectual Property, and has not received a written notice of breach of a license relating to the Company Intellectual Property.

(i) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Intellectual Property” shall mean all: (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (B) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (C) copyrights and registrations and applications for registration thereof; (D) mask works and registrations and applications for registration thereof; (E) computer software, data and documentation; (F) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (G) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (H) copies and tangible embodiments thereof.

(ii) “Company Intellectual Property” shall mean the Intellectual Property owned by or licensed to the Company.

3.13 Material Contracts and Obligations. The Disclosure Schedule sets forth a list of all material agreements or commitments of any nature (whether written or oral) to which the Company is a party or by which it is bound, including without limitation (a) any agreement which requires future expenditures by the Company in excess of $100,000 or which might result in payments to the Company in excess of $100,000, (b) any employment or consulting agreement, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase or similar plan or arrangement, (c) any distributor, sales representative or similar agreement, (d) any agreement with any current or former stockholder, officer or director of the Company, or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (e) any agreement under which the Company is restricted from carrying on any business anywhere in the world, (f) any agreement relating to indebtedness for borrowed money, (g) any agreement for the disposition of a material portion of the Company’s assets (other than for the sale of inventory in the ordinary course of business), (h) any agreement for the acquisition of the business or securities or other ownership interests of another party (i) any agreement for the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company or (j) any other agreement that is material to the operations, business or finances of the Company. The Company has delivered to the Purchasers copies of the foregoing agreements (or an accurate summary of any oral agreement). All of such agreements and contracts are valid, binding and in full force and effect. Neither the Company, nor, to the best of the Company’s knowledge, any other party thereto, is in default of any of its obligations under any of the agreements or contracts listed in the Disclosure Schedule, in a manner which could have a Company Material Adverse Effect. The Company has not made any loans or advances to any person or entity, other than ordinary advances for travel expenses. The Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.

3.14 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company’s knowledge, of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to result in or have a Company Material Adverse Effect. To the best of the Company’s knowledge, none of the employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

3.15 Employees.

(a) The number of full-time employees and part-time employees employed by the company and the number of consultants or independent contractors engaged by the Company, as of the date hereof, is set forth on Section 3.15 of the Disclosure Schedule. All current and former employees of the Company who have or have had access to confidential or proprietary information of the Company have executed and delivered Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreements in the form of Exhibit G and all of such agreements are in full force and effect. All current and former consultants of the Company that have performed development work or provided technical services to the Company or have otherwise had access to confidential or proprietary information of the Company have executed and delivered non-disclosure and assignment of inventions agreements, copies of which have been delivered to the Purchasers, and all of such agreements are in full force and effect.

(b) The Company is not aware that any employee of the Company has plans to terminate his or her employment relationship with the Company. All employees of the Company are engaged by the Company on a full time basis. The Company has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other Taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company’s knowledge, threatened. The Disclosure Schedule sets forth a list of all agreements between any officer of the Company and a previous employer of such person that contains non-competition or non-solicitation covenants and sets forth the annual salary and any bonus arrangements of each employee of the Company who received compensation in excess of $150,000 for the fiscal year ended December 31, 2010 or is anticipated to receive compensation in excess of $150,000 for the fiscal year ending December 31, 2011. The Company has delivered copies of such agreements to the Purchasers. No employee of the Company is obligated under any contract or subject to any judgment, decree or administrative order that would conflict or interfere with (i) the performance of the employee’s duties as an employee, director or officer of the Company, or (ii) the Company’s business as conducted or proposed to be conducted.

(c) The Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(d) The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the Company’s board minutes.

(e) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(f) The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 3.15(f) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Subsection 3.15(f) of the Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(g) Each former employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

3.16 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and accurate and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

3.17 Insurance. The Disclosure Schedule contains an accurate summary of the insurance policies currently maintained by the Company. There are currently no claims pending against the Company under any insurance policies currently in effect and covering the property, business or employees of the Company, and all premiums due and payable with respect to the Company’s policies have been paid to date. To the Company’s knowledge, there is no threatened termination of any such policies.

3.18 Disclosures. Neither this Agreement nor any Exhibit hereto, nor any Ancillary Agreement nor any report, certificate or instrument furnished by the Company to any of the Purchasers or their counsel in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

3.19 Environmental. Except as could not reasonably be expected to have a Company Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments. For purposes of this Section 3.19, “Environmental Laws” means any law, regulation, or other applicable requirement, whether U.S. federal, state or local, relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

3.20 409A. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

4. Representations of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as follows:

4.1 Investment. Such Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares of Series C Preferred may be converted, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

4.2 Accredited Investor. Such Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

4.3 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement and the Ancillary Agreements in accordance with their terms. Any Purchaser which is a corporation, limited liability company, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

4.4 Experience. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which it has requested and have answered to such Purchaser’s satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and such Purchaser is able financially to bear the risks thereof. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchasers to rely thereon.

5. Transfer of Shares.

5.1 Restricted Shares. “Restricted Shares” means (a) the Shares, (b) the shares of Common Stock issued or issuable upon conversion of the Shares of Series C Preferred, (c) any shares of capital stock of the Company acquired by the Purchasers pursuant to the Investor Rights Agreement or Co-Sale Agreement, and (d) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as (i) a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the Securities Act, has elapsed since the later of the date the Restricted Shares were acquired from the Company or an affiliate of the Company, and (ii) they become eligible for sale under Rule 144(b)(1)(i) under the Securities Act.

5.2 Requirements for Transfer.

(a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act or (iii) such Restricted Shares are eligible for sale under Rule 144(b)(1)(ii) under the Securities Act.

(b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser to an Affiliated Party (as such term is defined below) of such Purchaser, (ii) a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or (iii) a transfer by a Purchaser which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in each case agrees in writing to be subject to the terms of this Section 5 to the same extent as if it were the original Purchaser hereunder, or (iv) a transfer made in accordance with Rule 144 under the Securities Act. For purposes of this Agreement “Affiliated Party” shall mean, with respect to any Purchaser, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Purchaser, including, without limitation, any general partner, officer or director of such Purchaser and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Purchaser.

5.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as (a) a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the Securities Act, has elapsed since the later of the date the Restricted Shares were acquired from the Company or an affiliate of the Company, and (b) the Restricted Shares become eligible for resale pursuant to Rule 144(b)(1)(i) under the Securities Act.

5.4 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Restricted Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act (“Rule 144A Information”). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of NASDAQ’s PORTAL system in applying to designate and thereafter maintain the eligibility of the Restricted Shares for trading through PORTAL. The Company’s obligations under this Section 5.4 shall at all times be contingent upon receipt from the prospective transferee of Restricted Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares.

6. Miscellaneous.

6.1 Successors and Assigns. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to (a) any person or entity to which Shares are transferred by such Purchaser, or (b) to any to any affiliate, partner, member, stockholder or subsidiary of such Purchaser, and, in each case, such transferee shall be deemed a “Purchaser” for purposes of this Agreement; provided that each such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement. The Company may not assign its rights under this Agreement.

6.2 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of eighteen (18) months following the Closing, except for the representations set forth in Section 3.10, which shall survive until the expiration of the applicable statute of limitations, and in Sections 3.1, 3.3, 3.4 and 3.5, which shall survive in perpetuity. Notwithstanding anything herein to the contrary, the representations and warranties contained herein shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.3 Expenses. The Company shall pay, at the Closing, the reasonable fees and disbursements of counsel to the Fidelity Purchasers, in connection with the preparation of this Agreement and the other agreements contemplated hereby and the closing of the transactions contemplated hereby, in an amount not to exceed, in the aggregate, $35,000.

6.4 Brokers. The Company, and each Purchaser represents and warrants to the other parties hereto that it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and the Company will indemnify and save the Purchasers and their respective Affiliated Parties and investment advisors harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

6.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

6.6 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

6.7 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, as to matters within the scope thereof, and the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof), as to all other matters.

6.8 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (c) when receipt confirmed by e-mail, in each case to the intended recipient as set forth below:

If to the Company, at 38 Sidney Street, 2nd Floor, Cambridge, Massachusetts 02139, Attention: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, New York, NY 10022, Attention: Steven D. Singer, Esq.; or

If to a Purchaser, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

6.9 Complete Agreement. This Agreement (including its Exhibits) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter including, without limitation, any term sheet contemplating the transactions consummated hereunder.

6.10 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of the Shares of Series C Preferred then held by all Purchasers, which majority shall include a majority of the Series C-1 Preferred then held by all Purchasers. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion, and neither the number of Shares to be purchased nor the Purchase Price to be paid by any Purchaser may be changed without the written consent of such Purchaser. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 6.10 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.11 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

6.12 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

6.13 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

6.14 Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each of Fidelity Select Portfolios: Pharmaceuticals Portfolio, Fidelity Select Portfolios: Biotechnology Portfolio, Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund, Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, Fidelity Contrafund: Fidelity Advisor New Insights Fund, Fidelity Securities Fund: Fidelity Small Cap Opportunities Fund and Fidelity Capital Trust: Fidelity Small Cap Independence Fund (each, a “Fidelity Purchaser” and together, the “Fidelity Purchasers”) or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Fidelity Purchaser or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Fidelity Purchaser or any affiliate thereof individually but are binding only upon such Fidelity Purchaser or any affiliate thereof and its assets and property.

6.15 No Promotion. The Company agrees that it will not, and shall cause each of its subsidiaries, if any, to not, without the prior written consent of Fidelity Management & Research Company (“Fidelity M&R”), use in advertising, publicity, or otherwise the name of Fidelity M&R, or any Fidelity Purchaser, or any partner or employee of Fidelity or any Fidelity Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Fidelity, any Fidelity Purchaser or any of their respective affiliates. The Company further agrees that it shall obtain the written consent of Fidelity M&R prior to the Company’s or any of its subsidiaries’ issuance of any public statement detailing the purchase of Shares by Fidelity Purchasers pursuant to this Agreement.

The Company further agrees that it will not, and shall cause each of its subsidiaries, if any, to not, without the prior written consent of Wellington Management Company, LLP (“Wellington Management”), use in advertising, publicity, or otherwise the name of Wellington Management, or Salthill Partners, L.P., Salthill Investors (Bermuda) L.P. and Hawkes Bay Master Investors (Cayman) LP (each a “Wellington Purchaser”), or any partner or employee of Wellington Management or any Wellington Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Wellington Management, any Wellington Purchaser or any of their respective affiliates. The Company further agrees that it shall not without the prior written consent of Wellington Management issue any public statement detailing the purchase of Shares by Wellington Purchasers pursuant to this Agreement.

[Remainder of Page Intentionally Left Blank]

Executed as of the date first written above.

COMPANY:

AGIOS PHARMACEUTICALS, INC.

By:	David Schenkein
	Name:	David Schenkein
	Title:	Chief Executive Officer

PURCHASERS:

ARCH VENTURE FUND VII, L.P.

By:	ARCH Venture Partners VII, L.P.
Its:	General Partner

By:	ARCH Venture Partners VII, LLC
Its:	General Partner

By:	/s/ Robert Nelson
Name:	Robert Nelson
Title:	Managing Director

FLAGSHIP VENTURES FUND 2007, L.P.

By:	Flagship Ventures 2007 General Partner LLC
Its:	General Partner

By:
Name:
Title:

THIRD ROCK VENTURES, L.P.

By:	Third Rock Ventures GP, L.P.
Its:	General Partner

By:	TRV GP, LLC
Its:	General Partner

By:
Name:
Title:	Manager

Series C-1 Convertible Preferred Stock and

Series C-2 Convertible Preferred Stock Purchase Agreement

Executed as of the date first written above.

COMPANY:

AGIOS PHARMACEUTICALS, INC,

By:
	Name:	David Schenkein
	Title:	Chief Executive Officer

PURCHASERS:

ARCH VENTURE FUND VII, L.P.

By:	ARCH Venture Partners VII, L.P.
Its:	General Partner

By:	ARCH Venture Partners VII, LLC
Its:	General Partner

By:
Name:
Title:

FLAGSHIP VENTURES FUND 2007, L.P.

By:	Flagship Ventures 2007 General Partner LLC
Its:	General Partner

By:

Name:
Title:

THIRD ROCK VENTURES, L.P.

By:	Third Rock Ventures GP, L.P.
Its:	General Partner

By:	TRV GP, LLC
Its:	General Partner

By:
Name:
Title:	Manager

Series C-1 Convertible Preferred Stock and

Series C-2 Convertible Preferred Stock Purchase Agreement

Executed as of the date first written above.

COMPANY:

AGIOS PHARMACEUTICALS, INC.

By:
	Name:	David Schenkein
	Title:	Chief Executive Officer

PURCHASERS:

ARCH VENTURE FUND VII, L.P.

By:	ARCH Venture Partners VII, L.P.
Its:	General Partner

By:	ARCH Venture Partners VII, LLC
Its:	General Partner

By:
Name:
Title:

FLAGSHIP VENTURES FUND 2007, L.P.

By:	Flagship Ventures 2007 General Partner LLC
Its:	General Partner

By:
Name:
Title:

THIRD ROCK VENTURES, L.P.

By:	Third Rock Ventures GP, L.P.
Its:	General Partner

By:	TRV GP, LLC
Its:	General Partner

By:

Name:
Title:	Manager

Series C-1 Convertible Preferred Stock and

Series C-2 Convertible Preferred Stock Purchase Agreement

BIOTECHNOLOGY VALUE FUND, L.P.

By:	BVF Partners, L.P.
Its:	General Partner

By:	BVF, Inc.
Its:	General Partner

By:	/s/ Mark Lampert

Name:	Mark Lampert
Title:	President

BIOTECHNOLOGY VALUE FUND II, L.P.

By:	BVF Partners, L.P.
Its:	General Partner

By:	BVF, Inc.
Its:	General Partner

By:	/s/ Mark Lampert

Name:	Mark Lampert
Title:	President

BVF INVESTMENTS, L.L.C.

By:	BVF Partners, L.P.
Its:	Manager

By:	BVF, Inc.
Its:	General Partner

By:	/s/ Mark Lampert

Name:	Mark Lampert
Title:	President

INVESTMENT 10, LLC

By:	BVF Partners, L.P.
Its:	Attorney-in-fact

By:	BVF, Inc.
Its:	General Partner

By:	/s/ Mark Lampert

Name:	Mark Lampert
Title:	President

Series C-1 Convertible Preferred Stock and

Series C-2 Convertible Preferred Stock Purchase Agreement

CELGENE EUROPEAN INVESTMENT COMPANY LLC

By:	/s/ Paul D’Angio

Name:	Paul D’Angio
Title:	Managing Director

HAWKES BAY MASTER INVESTORS (CAYMAN) LP

By:	/s/ Steven Hoffman
Name:	Steven Hoffman
Title:	Vice President and Counsel

SALTHILL INVESTORS (BERMUDA) L.P.

By:	/s/ Steven Hoffman
Name:	Steven Hoffman
Title:	Vice President and Counsel

SALTHILL PARTNERS, L.P.

By:	/s/ Steven Hoffman
Name: Title:	Steven Hoffman Vice President and Counsel

WUXI PHARMATECH HEALTHCARE FUND I L.P.

By:
For and on behalf of
WuXi PharmaTech Investments (Cayman) INC.
As General Partner for and on behalf of WuXi PharmaTech Fund I General Partner L.P.

Series C-1 Convertible Preferred Stock and

Series C-2 Convertible Preferred Stock Purchase Agreement

CELGENE EUROPEAN INVESTMENT COMPANY LLC

By:
Name:
Title:

HAWKES BAY MASTER INVESTORS (CAYMAN) LP

By:
Name:	Steven Hoffman
Title:	Vice President and Counsel

SALTHILL INVESTORS (BERMUDA) L.P.

By:
Name:	Steven Hoffman
Title:	Vice President and Counsel

SALTHILL PARTNERS, L.P.

By:
Name:	Steven Hoffman
Title:	Vice President and Counsel

WUXI PHARMATECH HEALTHCARE FUND I L.P.

By:

For and on behalf of
WuXi PharmaTech Investments (Cayman) INC.
As General Partner for and on behalf of
WuXi PharmaTech Fund I General Partner L.P.

Series C-1 Convertible Preferred Stock and

Series C-2 Convertible Preferred Stock Purchase Agreement

FIDELITY SELECT PORTFOLIOS: PHARMACEUTICALS PORTFOLIO

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

Series C-1 Convertible Preferred Stock and

Series C-2 Convertible Preferred Stock Purchase Agreement

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

Series C-1 Convertible Preferred Stock and

Series C-2 Convertible Preferred Stock Purchase Agreement

FIDELITY ADVISORS SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

Series C-1 Convertible Preferred Stock and

Series C-2 Convertible Preferred Stock Purchase Agreement

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

Series C-1 Convertible Preferred Stock and

Series C-2 Convertible Preferred Stock Purchase Agreement

FIDELITY CONTRAFUND: FIDELITY ADVISOR NEW INSIGHTS FUND

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

Series C-1 Convertible Preferred Stock and

Series C-2 Convertible Preferred Stock Purchase Agreement

FIDELITY SECURITIES FUND FIDELITY SMALL CAP OPPORTUNITIES FUND

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

Series C-1 Convertible Preferred Stock and

Series C-2 Convertible Preferred Stock Purchase Agreement

FIDELITY CAPITAL TRUST: FIDELITY SMALL CAP INDEPENDENCE FUND

By:	/s/ Jeffrey Christian

Name:	Jeffrey Christian
Title:	Deputy Treasurer

Series C-1 Convertible Preferred Stock and

Series C-2 Convertible Preferred Stock Purchase Agreement